EXHIBIT 10.6









                          ADMINISTRATION AGREEMENT



                                  between



                 GOLDMAN SACHS HEDGE FUND PARTNERS II, LLC



                                    and



                        GOLDMAN SACHS PRINCETON LLC

                          ADMINISTRATION AGREEMENT

     AGREEMENT effective as of the 1st day of August, 2003, between GOLDMAN SACHS HEDGE FUND PARTNERS II, LLC, a limited liability company organized under the laws of Delaware ("HFP II LLC"), and GOLDMAN SACHS PRINCETON LLC, a limited liability company organized under the laws of the State of Delaware (the "Administrator").

                                WITNESSETH:

     WHEREAS, the Fund desires to retain the Administrator to render certain financial, accounting and administrative services on behalf of the Fund in the manner and on the terms herein set forth and the Administrator has agreed to render such services.

     NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Fund and the Administrator hereby agree as follows:

     PART I.   SERVICES OF THE ADMINISTRATOR

     1.1 Financial, Accounting and Administrative Duties. The Administrator shall be responsible for performing the following financial, accounting and administrative duties and functions necessary or appropriate in connection with the activities of the Fund:

     (a) establishing and maintaining such bank, brokerage, custodian and other accounts as may be necessary or advisable and to transfer funds and securities on behalf of the Fund;

     (b) computing periodic estimates of the Net Asset Value of series of ordinary shares of the Fund ("Shares"), and reporting such to the Fund in accordance with the reasonable instructions of the Fund;

     (c) computing the monthly Net Asset Value of series of Shares as of the close of business on the last day of each month, and reporting such to the Fund in accordance with the reasonable instructions of the Fund;

     (d) preparing and maintaining all customary financial and accounting books and records in appropriate form and in sufficient detail to support an annual independent audit of the financial condition of the Fund, and the administration thereof; and

     (e) preparing and delivering periodic reports to the Fund for distribution to its investors.

     1.2 Registrar and Transfer Agent. The Administrator may act as or engage, subject to the consent and continuing approval of the Fund, which consent may be revoked at any time, an agent to act as registrar and transfer agent (the "Registrar and Transfer Agent") with respect to the Shares and, in that capacity, the Registrar and Transfer Agent, shall:

     (a) maintain a register or registers of the holders of Shares in the Fund (the "Registers") and without prejudice to the generality of the foregoing enter on each such Register all original issues or allotments of Shares and all transfers of such Shares, prepare all such lists of shareholders of the Fund and supply all such information relating thereto, as the Directors may from time to time require; register probates, letters of administration, powers of attorney, certificates of death or marriage and other documents; and hold the said Register or Registers open to inspection at the transfer office of the Fund on weekdays (Saturdays and Public Holidays excepted) during usual business hours;

     (b) prepare and issue all dividend warrants and other instruments representing moneys due to shareholders and maintain a record of dividend mandates, and other instructions received by it from holders, regarding Shares;

     (c) take reasonable and proper precautions for the safe custody of the Register and of all other documents held by it in the performance of its duties;

     (d) carry out the issue, transfer and redemption of Shares both per Share and for the Fund as a whole, and timely communicate the same to the Fund;

     (e)  carry   out   procedures   associated   with  the   issuance   of
     non-certificated Shares;

     (f) forthwith on receipt pay to or deposit with or to the order of the Fund all moneys and securities received on behalf of the Fund;

     (g) within the guidelines laid down by the Fund deal with and reply to all correspondence and other communications addressed to the Fund in relation to the subscription, exchange, replacement, purchase or transfer (and where relevant conversion) of Shares in the Fund;

     (h) dispatch to the shareholders and Ernst & Young, LLP, auditors of the Fund (the "Auditors"), and to any other person entitled to receive the same, copies of such notices, reports, financial statements and other written material supplied to it by or on behalf of the Fund or as may be requested by or on behalf of the Fund;

     (i) arrange for a representative of the Registrar and Transfer Agent to attend at board meetings and general meetings of the Fund when so required by the Fund in order to provide information or record keeping services and assemble any documentation required at or in connection with such meetings;

     (j) mail to shareholders notices, proxies and proxy statements prepared by or on behalf of the Fund in connection with the holding of meetings of shareholders;

     (k) act as may be required by the Fund from time to time as proxy agent in connection with the holding of meetings of shareholders, receive and tabulate votes cast by proxy and communicate to the Fund the results of such tabulation accompanied by the appropriate certificates;

     (l) have power to incur on behalf of the Fund such amounts as may be required from time to time by it in order to enable it to perform its duties hereunder for the account of the Fund and discharge other proper expenses of the Fund to be borne by the Fund;

     (m) supply to the Directors, upon request, such information in connection with the Fund or any Shares therein as may be in its possession, or may reasonably be obtained or provided by it;

     (n) at any time during the Registrar and Transfer Agent's business hours permit the Auditors and any duly appointed agent or representative of the Fund at the expense of the Fund to audit or inspect the Registrar and any other documents or records kept by and still in the possession of the Registrar and Transfer Agent hereunder and make available all such documents and records in its possession to such Auditors, agent or representative during business hours whenever reasonably required to do and afford all such information, explanations and assistance as such Auditors, agent or representative may require;

     (o) assist in the maintenance of the records and accounts of the Fund in such manner as will enable the Fund to publish yearly and monthly its financial statements as may be required;

     (p) assist as required by the Fund in the annual report and accounts of the Fund and any other accounting statements to be sent to the shareholders of the Fund; and

     (q) generally perform other incidental duties as would be necessary to its duties under the Transfer Agency Agreement;

PROVIDED THAT in all such cases the duties are carried out in accordance with the constitutional documents of the Fund and in accordance with any applicable law.

     1.3  Compensation
          ------------

     (a) As compensation for its services to GTT II LLC, the Administrator shall receive a monthly fee equal to approximately (0.0167%) of the month-end net assets of GTT II LLC (which equals twenty basis points (0.20%) per annum); provided the Administrator will not charge this fee on any portion of the assets of GTT II LLC attributable to an investment in any pooled vehicle for which the Administrator also receives a fee for such services. For purposes of determining this fee, net assets shall not be reduced to reflect any current month Management Fee or year to date accrued Incentive Allocation.

     (b) Such fees shall be payable monthly in arrears.

     (c) The parties agree that the agreed upon fees are subject to immediate renegotiation if at any time the Fund begin trading instruments other than those disclosed to the Administrator on the date hereof. In such event, the parties agree to negotiate in good faith.

     PART II.  GENERAL PROVISIONS

     2.1  Delivery  of  Documents.  The  Fund  agrees  to  deliver  to  the
Administrator true copies of all documents and information as the Administrator shall reasonably request from time to time in connection with the discharge of its duties hereunder.

     2.2 Reasonable Reliance. In the performance of its duties specified in
Part I of this Agreement, the Administrator is relying upon the determination of the Fund that all fees and expenses incurred by the Fund are reasonable and legal.

     2.3 Personnel. The Administrator shall at all times and at its own expense maintain and make available to the Fund qualified accounting and clerical personnel suitable for the performance of the duties of the Administrator.

     2.4 Scope of Liabilities. The Administrator shall not be liable to the Fund or the investors of the Fund for any loss, damage, expense or claim occasioned by any act or omission of the Administrator in connection with the performance of its services hereunder, other than as a result of its gross negligence, willful misconduct or reckless disregard of its duties hereunder.

     2.5 Indemnification. The Fund shall indemnify the Administrator (which shall include solely for the purposes of this Section 2.5 the Administrator's directors, officers, employees, agents and shareholders) against, and hold it harmless from, any expense, loss, liability or damage arising out of any claim asserted or threatened to be asserted by any third party in connection with the Administrators serving or having served as such pursuant to this Agreement; provided, however, that the Administrator shall not be entitled to such indemnification with respect to any expense, loss, liability or damage which was caused by the Administrator's own gross negligence, willful misconduct or reckless disregard of its duties hereunder.

     2.6 Books and Records. All books, records and other written documents received or prepared by the Administrator on behalf of the Fund shall be the exclusive property of the Fund. Except as otherwise authorized by the Fund, all such books, records and other written documents (other than those which are not of a material nature) shall be preserved by the Administrator for a period of at least six years or until they are delivered to duly appointed successors to the Administrator upon termination of this Agreement.

     2.7 Confidential Relationship. Except as contemplated by this Agreement or as otherwise required by law, the Administrator shall treat all information pertaining to the investments, ownership and business affairs of the Fund as confidential and shall not disclose such information to any persons other than officers, auditors, legal advisors or other authorized agents of the Fund.

     2.8 Non-Exclusivity. The nature of the duties of the Administrator hereunder shall not preclude the Administrator from providing services of a comparable nature to any other person. In addition, it is understood that the individuals who will participate on behalf of the Administrator in the performance of its duties under this Agreement will not necessarily devote their full time thereto, and nothing contained herein shall be deemed to limit or otherwise restrict or affect their right to engage in and devote time and attention to other businesses or to render other services of whatever kind or nature.

     2.9 Term and Termination. This Agreement shall have an initial term of twelve months commencing as of the date of this Agreement and thereafter shall be automatically renewed for successive terms of twelve months each, unless sooner terminated by any party at any time, without penalty, upon not less than thirty (30) days written notice to the other parties.

     2.10 Assignment. This Agreement may not be assigned by either of the parties without the prior written consent of the other party.

     2.11 Waiver or Modification. The provisions of this Agreement shall not be waived or modified other than by means of a writing signed by the party to be charged with such waiver or modification.

     2.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     2.13 Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and shall be delivered, telexed or telecopied and confirmed in writing, sent by registered air mail, to the requisite party, at its address as follows:

          If to Administrator:
          -------------------

          Goldman Sachs Princeton LLC
          701 Mt. Lucas Road
          Princeton, New Jersey 08540
          Attention:  General Counsel
          Telefax:  (609) 497-5720

          If to the Fund:
          --------------

          Goldman Sachs Hedge Fund Partners II, LLC
          701 Mt. Lucas Road
          Princeton, New Jersey 08540
          Telefax:  (609) 497-5720

or to such other address as to which the party receiving the notice shall have notified the other party in writing.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                  GOLDMAN SACHS HEDGE FUND PARTNERS II, LLC
                  By Goldman Sachs Princeton LLC, as Managing Member



                  By:  /s/ Kent A. Clark
                       --------------------------------
                  Name:  Kent A. Clark
                  Title:  Director




                  GOLDMAN SACHS PRINCETON LLC



                  By: /s/ John V. Lanza
                      ---------------------------------
                  Name:  John V. Lanza
                  Title:  Vice President